Exhibit 99.3 Blue Owl Overview December 2020Exhibit 99.3 Blue Owl Overview December 2020

Disclaimers This presentation (this “Investor Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between the Dyal Capital Partners (“Dyal”) division of Neuberger Berman Group LLC ( Neuberger Berman ), Owl Rock Capital Group (“Owl Rock”) and Altimar Acquisition Corporation (“Altimar”) to form Blue Owl Capital Inc. (“Blue Owl” or the “Company”) and related transactions (the “Transaction”) and for no other purpose. No representations or warranties, express or implied are given in, or respect of, this Investor Presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl, Owl Rock, Dyal, Neuberger Berman, Altimar, or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this Investor Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This Investor Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl or the Transaction. Viewers of this Investor Presentation should each make their own evaluation of Blue Owl and of their relevance and adequacy of the information and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. Use of Projections This Investor Presentation contains financial forecasts or projections with respect to Dyal, Owl Rock or the Company. Projected performance with respect to Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make is provided on a pro forma basis and is based on certain good faith assumptions that Dyal and Owl Rock believe are reasonable (including, without limitation, estimates and targets of future operating results or cash flows). The actual performance will depend on, among other factors, future operating results, including of the investment vehicles and their portfolio companies, the value of certain assets and market conditions at the time of establishment, acquisition or disposition, any related transaction costs, and time and manner of establishment, acquisition and disposition, all of which may differ from the underlying assumptions on which the projected performance data contained herein are based. In addition, there are many risk factors that could cause Dyal and Owl Rock’s assumptions to prove to be incorrect. These risks therefore could cause the actual performance of the Company to be materially different from the current projected, targeted or estimated performance. These projections are provided solely for illustrative purposes, and there can be no assurances that any projections or targets will ultimately be realized, in the manner illustrated herein or at all. No independent registered public accounting firm of Dyal, Owl Rock or the Company has audited, reviewed, compiled, or performed any procedures with respect to the financial forecasts or projections for the purpose of their inclusion in this Investor Presentation, and accordingly, none of them expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this Investor Presentation. These financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Forward Looking Statements This Investor Presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” and “outlook,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company are based on current expectations that are subject to risks and uncertainties, including those described below. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. Investing in unseasoned companies and in sponsors of alternative investment platforms carries significant risk. Operating results in a specified period will be difficult to predict. The performance of Dyal and Owl Rock, and thus the Company, will depend upon their success in structuring, distributing and operating alternative investment vehicles, including current and potential future vehicles, which will impact the operating results of each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make are and will be subject to various risks relating to such entities’ operations, including, but not limited to: weaker than anticipated market acceptance of products and services; disruptions in technology development; an inability to successfully manage expanding operations; an inability to attract and retain key management and technical personnel; competition posed by established enterprises; changes in accounting rules or government regulation; weakness in the applicable industries as well as the U.S. and global economy; currency fluctuations; and the effects of other geopolitical events. Each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make is subject to the ongoing effects of the COVID-19 pandemic, the impact of which is particularly difficult to forecast. Because all forward-looking statements involve risks and uncertainties, actual results of Dyal, Owl Rock and the Company may differ materially from any expectations, projections or predictions made or implicated in such forward-looking statements. Prospective investors are therefore cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. None of Owl Rock, Dyal or the Company commits to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Each of Dyal, Owl Rock and the Company believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. As used herein and unless otherwise indicated, all IRRs and multiples are presented on a gross basis (i.e., they do not reflect management or other fees, taxes, transaction costs, expenses and general partner carried interest, which will reduce returns and, in the aggregate, are expected to be substantial) unless otherwise indicated. Exact net IRRs and multiples cannot be calculated for individual investments held by Dyal and Owl Rock’s investment vehicles, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. Additional Information and Where to Find It This communication is being made in respect of the proposed Transaction involving Altimar, Blue Owl, Owl Rock and Dyal. Altimar intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a proxy statement and a prospectus of Altimar, and each party will file other documents with the SEC regarding the proposed Transaction. A definitive proxy statement/prospectus will also be sent to the stockholders of Altimar, seeking any required stockholder approval. Before making any voting or investment decision, investors and security holders of Altimar are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Transaction. The documents filed by Altimar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Altimar may be obtained free of charge from Altimar at www.altimarspac.com. Alternatively, these documents, when available, can be obtained free of charge from Altimar upon written request to Altimar Acquisition Corp., 40 West 57th Street, New York, New York 10019, Attn: Secretary, or by calling 212-287-6767. Participants in Solicitation Altimar and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Altimar, in favor of the approval of the proposed Transaction. For information regarding Altimar’s directors and executive officers, please see Altimar’s final prospectus relating to its initial public offering filed with the SEC on October 23, 2020. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding section. Industry and Market Data This Investor Presentation has been prepared by Altimar, Blue Owl, Owl Rock and Dyal and includes market data and other statistical information from sources believed by Altimar, Blue Owl, Owl Rock and Dyal to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Altimar, Blue Owl, Owl Rock or Dyal, which in each case are derived from its review of internal sources as well as the independent sources described above. Although Altimar, Blue Owl, Owl Rock and Dyal believe these sources are reliable, Altimar, Blue Owl, Owl Rock and Dyal have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks This Investor Presentation contains trademarks, service marks, trade names and copyrights of Altimar, Blue Owl, Owl Rock and Dyal and other companies, which are the property of their respective owners. 2Disclaimers This presentation (this “Investor Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between the Dyal Capital Partners (“Dyal”) division of Neuberger Berman Group LLC ( Neuberger Berman ), Owl Rock Capital Group (“Owl Rock”) and Altimar Acquisition Corporation (“Altimar”) to form Blue Owl Capital Inc. (“Blue Owl” or the “Company”) and related transactions (the “Transaction”) and for no other purpose. No representations or warranties, express or implied are given in, or respect of, this Investor Presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl, Owl Rock, Dyal, Neuberger Berman, Altimar, or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this Investor Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This Investor Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl or the Transaction. Viewers of this Investor Presentation should each make their own evaluation of Blue Owl and of their relevance and adequacy of the information and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. Use of Projections This Investor Presentation contains financial forecasts or projections with respect to Dyal, Owl Rock or the Company. Projected performance with respect to Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make is provided on a pro forma basis and is based on certain good faith assumptions that Dyal and Owl Rock believe are reasonable (including, without limitation, estimates and targets of future operating results or cash flows). The actual performance will depend on, among other factors, future operating results, including of the investment vehicles and their portfolio companies, the value of certain assets and market conditions at the time of establishment, acquisition or disposition, any related transaction costs, and time and manner of establishment, acquisition and disposition, all of which may differ from the underlying assumptions on which the projected performance data contained herein are based. In addition, there are many risk factors that could cause Dyal and Owl Rock’s assumptions to prove to be incorrect. These risks therefore could cause the actual performance of the Company to be materially different from the current projected, targeted or estimated performance. These projections are provided solely for illustrative purposes, and there can be no assurances that any projections or targets will ultimately be realized, in the manner illustrated herein or at all. No independent registered public accounting firm of Dyal, Owl Rock or the Company has audited, reviewed, compiled, or performed any procedures with respect to the financial forecasts or projections for the purpose of their inclusion in this Investor Presentation, and accordingly, none of them expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this Investor Presentation. These financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Forward Looking Statements This Investor Presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” and “outlook,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company are based on current expectations that are subject to risks and uncertainties, including those described below. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. Investing in unseasoned companies and in sponsors of alternative investment platforms carries significant risk. Operating results in a specified period will be difficult to predict. The performance of Dyal and Owl Rock, and thus the Company, will depend upon their success in structuring, distributing and operating alternative investment vehicles, including current and potential future vehicles, which will impact the operating results of each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make are and will be subject to various risks relating to such entities’ operations, including, but not limited to: weaker than anticipated market acceptance of products and services; disruptions in technology development; an inability to successfully manage expanding operations; an inability to attract and retain key management and technical personnel; competition posed by established enterprises; changes in accounting rules or government regulation; weakness in the applicable industries as well as the U.S. and global economy; currency fluctuations; and the effects of other geopolitical events. Each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make is subject to the ongoing effects of the COVID-19 pandemic, the impact of which is particularly difficult to forecast. Because all forward-looking statements involve risks and uncertainties, actual results of Dyal, Owl Rock and the Company may differ materially from any expectations, projections or predictions made or implicated in such forward-looking statements. Prospective investors are therefore cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. None of Owl Rock, Dyal or the Company commits to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Each of Dyal, Owl Rock and the Company believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. As used herein and unless otherwise indicated, all IRRs and multiples are presented on a gross basis (i.e., they do not reflect management or other fees, taxes, transaction costs, expenses and general partner carried interest, which will reduce returns and, in the aggregate, are expected to be substantial) unless otherwise indicated. Exact net IRRs and multiples cannot be calculated for individual investments held by Dyal and Owl Rock’s investment vehicles, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. Additional Information and Where to Find It This communication is being made in respect of the proposed Transaction involving Altimar, Blue Owl, Owl Rock and Dyal. Altimar intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a proxy statement and a prospectus of Altimar, and each party will file other documents with the SEC regarding the proposed Transaction. A definitive proxy statement/prospectus will also be sent to the stockholders of Altimar, seeking any required stockholder approval. Before making any voting or investment decision, investors and security holders of Altimar are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Transaction. The documents filed by Altimar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Altimar may be obtained free of charge from Altimar at www.altimarspac.com. Alternatively, these documents, when available, can be obtained free of charge from Altimar upon written request to Altimar Acquisition Corp., 40 West 57th Street, New York, New York 10019, Attn: Secretary, or by calling 212-287-6767. Participants in Solicitation Altimar and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Altimar, in favor of the approval of the proposed Transaction. For information regarding Altimar’s directors and executive officers, please see Altimar’s final prospectus relating to its initial public offering filed with the SEC on October 23, 2020. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding section. Industry and Market Data This Investor Presentation has been prepared by Altimar, Blue Owl, Owl Rock and Dyal and includes market data and other statistical information from sources believed by Altimar, Blue Owl, Owl Rock and Dyal to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Altimar, Blue Owl, Owl Rock or Dyal, which in each case are derived from its review of internal sources as well as the independent sources described above. Although Altimar, Blue Owl, Owl Rock and Dyal believe these sources are reliable, Altimar, Blue Owl, Owl Rock and Dyal have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks This Investor Presentation contains trademarks, service marks, trade names and copyrights of Altimar, Blue Owl, Owl Rock and Dyal and other companies, which are the property of their respective owners. 2

Blue Owl:
A Differentiated Alternative Investment Manager

- ✓ Market leading permanent capital base with approximately $51bn in permanent capital AUM[1]
- ✓ Best in class FRE generation
- ✓ Highly attractive, robust profit margins
- ✓ Industry leading embedded growth profile
- ✓ Scalable growth opportunities not currently included in projections
- ✓ Proven, experienced leadership with demonstrated track record



2022E % FRE
(% of FRE + Realized PRE)
100%
62%
82%
74%
71%
Blue Owl
EQT
Hamilton Lane
Partners Group
StepStone



2022E Pre-Tax Operating Margin(2)
67%
60%
46%
64%
35%
Blue Owl
EQT
Hamilton Lane
Partners Group
StepStone



2020 – 2022E DE CAGR(3)
65%
68%
13%
25%
20%
Blue Owl
EQT
Hamilton Lane
Partners Group
StepStone

Source: Company filings, IBES and GS Research as of 12/18/20

Note: Assets Under Management ("AUM") is calculated as the sum of the total assets managed (including assets acquired with leverage), undrawn debt (at the product-level including certain amounts subject to restrictions) and uncalled committed capital (including commitments to products that have yet to commence their investment periods) for Direct Lending Platform and as the sum of the LP and GP capital commitments for GP Capital Solutions. Permanent Capital refers to capital of funds that do not have ordinary redemption provisions or a requirement to exit investments after a prescribed period of time and to return to investors the proceeds representing the capital invested in such investments, except as required by applicable law or pursuant to redemption requests that can only be made after significant lock-up periods. Such funds may be required, or elect, to return all of a portion of capital gains and investment income. Permanent capital may be subject to management fee step downs or roll-offs over time.

(1) Metrics based on Owl Rock AUM as of 9/30/20 and Dyal AUM as of 11/30/20 pro forma for expected final close of Dyal Fund V

(2) Based on pre-tax distributable earnings before minority interest for Blue Owl

(3) Represents after-tax DE for Blue Owl and adjusted cash EPS for EQT, HLNE, PGHN and STEP; Distributable Earnings ("DE") is a non-GAAP measure used to assess performance and amounts available for dividends to members; DE is FRE less income taxes and includes realized performance income and performance related compensation; DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Net Income (Loss) Before Income Taxes; DE differs from income before taxes computed in accordance with GAAP as it adjusts for certain items that we believe are indicative of our ability to make our dividend payments

3

Strategic Benefits of Blue Owl:
A Leading Provider of GP Solutions

Blue Owl

Direct Lending Platform
AUM: $23.7bn

- Founded in 2016 by Doug Ostrover, Marc Lipschultz and Craig Packer
- $19.7bn in permanent capital
- Provides lending solutions to leading private market sponsors

GP Capital Solutions
AUM: $23.3bn

- Founded in 2010 by Michael Rees
- $23.3bn in permanent capital
- Provides minority stake equity and financing solutions to leading private market sponsors

Differentiated Retail and Institutional Distribution Platform

STRATEGIC RATIONALE

✓ Enhanced origination opportunities for Direct Lending business through ownership relationships in GP Capital Solutions business

✓ Enhanced origination opportunities for GP Capital Solutions business through larger origination network and in-depth firm insights from Direct Lending business

✓ Superior new product development through combined skills, experience and knowledge

✓ Significant opportunity for enhanced fundraising across all products due to limited overlap of current product investors

Note: Metrics based on Owl Rock AUM as of 9/30/20 and Dyal AUM as of 11/30/20; Dyal AUM includes $1.4bn of closed commitments from Dyal Fund V

4

Table of Contents I. Blue Owl Platform Highlights II. Business Overviews III. Blue Owl Financial Highlights IV. Transaction Summary Appendix 5Table of Contents I. Blue Owl Platform Highlights II. Business Overviews III. Blue Owl Financial Highlights IV. Transaction Summary Appendix 5

I. Blue Owl Platform HighlightsI. Blue Owl Platform Highlights

Blue Owl is a Preeminent Provider of Private Market GP Solutions

✓ Deep relationships facilitate a differentiated ecosystem to deliver GP solutions

BROAD RANGE OF CAPITAL SOLUTION STRATEGIES & EXTENSIVE NETWORK OF RELATIONSHIPS

Portfolio Companies			Fund Solutions			GP Solutions	
Diversified Lending	First Lien Lending	Technology Lending	Opportunistic Lending	Co-Investments	Secondary Solutions	GP Lending	GP Stakes
AUM: *$15.2bn*	AUM: *$2.9bn*	AUM: *$4.5bn*	AUM: *$1.0bn*	*To launch*	*To launch*	AUM: *$1.0bn*	AUM: *$22.3bn*(1)

Advent International, Altamont Capital Partners, American Securities, Aquiline Capital Partners LLC, Arcmont Asset Management, Audax Group, Bain Capital Private Equity, Berkshire Partners, Bridgepoint, cerberus, Clayton Dubilier & Rice, Clearlake, CrossHarbor Capital Partners, Francisco Partners, Genstar Capital, Golden Gate Capital, Goldman Sachs, GTCR, Hg, HGGC, H.I.G. Capital, I Squared Capital, KKR, Kohlberg & Company, KPS Capital Partners, L Catterton, MSD Capital LP, New Mountain Capital LLC, Odyssey Investment Partners, ONEX, Platinum Equity, Providence Equity, RXR, Silver Lake, SoftBank, Starwood Capital Group, Summit Partners, TA Associates, Thoma Bravo, Towerbrook, TPG, TSG Consumer, Vector Capital, Veritas Capital, Vista Equity Partners, Warburg Pincus

Note: Metrics based on Owl Rock AUM as of 9/30/20 and Dyal AUM as of 11/30/20
(1) Includes closed commitments from Dyal Fund V of $1.4bn as of November 2020

7

Serving the Attractive Private Markets Ecosystem ü Exposure to attractive segment of secularly growing industry (1) PRIVATE CAPITAL AUM ($trn) Private Equity $12.9 Private Debt CAGR: 12% Real Estate Infrastructure Natural Resources $7.2 $7.2 $6.1 $5.3 CAGR: 12% $4.5 CAGR: $4.2 16% $9.1 $3.9 $3.8 $3.3 $3.0 $2.7 $2.4 $2.3 $2.2 $4.5 $4.4 $1.7 $3.7 $1.2 $3.1 $0.9 $0.9 $2.6 $0.7 $0.7 $2.4 $0.7 $2.2 $2.2 $2.0 $1.8 $1.7 $1.6 $1.5 $1.4 $1.2 $0.9 $0.7 $0.6 $0.6 $0.7 $0.6 '00A '01A '02A '03A '04A '05A '06A '07A '08A '09A '10A '11A '12A '13A '14A '15A '16A '17A '18A '19A '20E '25E (2) Industry has an estimated $1.5 trillion of dry powder as of Q4 2020 Source: Preqin, Pitchbook Note: (1) Preqin forecasts as of 11/4/20; 2020E figure based on annualized data to October (2) Preqin as of 10/7/20 8Serving the Attractive Private Markets Ecosystem ü Exposure to attractive segment of secularly growing industry (1) PRIVATE CAPITAL AUM ($trn) Private Equity $12.9 Private Debt CAGR: 12% Real Estate Infrastructure Natural Resources $7.2 $7.2 $6.1 $5.3 CAGR: 12% $4.5 CAGR: $4.2 16% $9.1 $3.9 $3.8 $3.3 $3.0 $2.7 $2.4 $2.3 $2.2 $4.5 $4.4 $1.7 $3.7 $1.2 $3.1 $0.9 $0.9 $2.6 $0.7 $0.7 $2.4 $0.7 $2.2 $2.2 $2.0 $1.8 $1.7 $1.6 $1.5 $1.4 $1.2 $0.9 $0.7 $0.6 $0.6 $0.7 $0.6 '00A '01A '02A '03A '04A '05A '06A '07A '08A '09A '10A '11A '12A '13A '14A '15A '16A '17A '18A '19A '20E '25E (2) Industry has an estimated $1.5 trillion of dry powder as of Q4 2020 Source: Preqin, Pitchbook Note: (1) Preqin forecasts as of 11/4/20; 2020E figure based on annualized data to October (2) Preqin as of 10/7/20 8

Attractive and Compelling Equity Story

I	Innovative solutions platform primed to benefit from strong growth in private alternatives industry
II	Best in class FRE generation and EBITDA margins
III	Industry leading growth generated from highly-visible embedded AUM profitability
IV	Strong track record of investment outperformance
V	Diversified distribution capabilities across the institutional investor and retail distribution channels
VI	Further growth driven by ongoing expansion of product offerings
VII	Industry leading, fully-aligned management team

Blue Owl in Context



% mgmt. fee revenue attrib.to permanent capital:
95%
95%
94%
$1,250
$1,000
$750
$500
$250
$0
$668
$956
$1,155
$304
$445
$561
2020(1)
2021E
2022E
Revenue
DE to Common

Higher-Growth, FRE-Centric Peers[2]

	2021E P / E	2022E P / E
Hamilton Lane	36.0x	31.6x
EQT	33.4x	30.3x
Partners Group	29.7x	25.5x
StepStone	47.5x	39.1x
Median	*34.7x*	*30.9x*

Source: Company Filings, IBES, Capital IQ, Market data as of 12/18/20

Note: (1) Excludes impact of fee waiver which represents $131m for revenue and $98m (post-tax) for distributable earnings to common; fee waiver expired in October 2020

(2) Multiples presented on a calendarized basis

9

Superior Growth and Earnings Profile Relative to Peers ü Blue Owl’s FRE-focused earnings and leading growth profile clearly outpaces industry peers % FEE-RELATED EARNINGS vs. DE GROWTH Blue Owl’s 100% P Defining Attributes (2) Blue Owl ü100% FRE ü65% est. DE Growth (2020 – 2022 CAGR) 75% ü92% Permanent (3) Capital as a % of AUM 50% 25% 10.0% 25.0% 40.0% 55.0% 70.0% (1) Distributable Earnings Growth U.S. Diversified Public Alternatives (2020E – 2022E CAGR) Higher-Growth, FRE-Centric Firms Source: Company filings, FactSet as of 12/18/20 Note: (1) Blue Owl DE estimates based on Management Projections; Peer metrics represents consensus estimates and are on a calendarized basis; represents DE per share for APO, ARES, BX, CG and KKR, adjusted EPS for EQT, HLNE, PGHN and STEP and Net Income for GCM Grosvenor 10 (2) GCM Grosvenor earnings growth based on midpoint of Management guidance; % FRE based on revenue mix due to limited expense detail provided (3) Based on Owl Rock AUM as of 9/30/20 and Dyal AUM as of 11/30/20 % Fee-Related Earnings (“FRE”) (2022E)Superior Growth and Earnings Profile Relative to Peers ü Blue Owl’s FRE-focused earnings and leading growth profile clearly outpaces industry peers % FEE-RELATED EARNINGS vs. DE GROWTH Blue Owl’s 100% P Defining Attributes (2) Blue Owl ü100% FRE ü65% est. DE Growth (2020 – 2022 CAGR) 75% ü92% Permanent (3) Capital as a % of AUM 50% 25% 10.0% 25.0% 40.0% 55.0% 70.0% (1) Distributable Earnings Growth U.S. Diversified Public Alternatives (2020E – 2022E CAGR) Higher-Growth, FRE-Centric Firms Source: Company filings, FactSet as of 12/18/20 Note: (1) Blue Owl DE estimates based on Management Projections; Peer metrics represents consensus estimates and are on a calendarized basis; represents DE per share for APO, ARES, BX, CG and KKR, adjusted EPS for EQT, HLNE, PGHN and STEP and Net Income for GCM Grosvenor 10 (2) GCM Grosvenor earnings growth based on midpoint of Management guidance; % FRE based on revenue mix due to limited expense detail provided (3) Based on Owl Rock AUM as of 9/30/20 and Dyal AUM as of 11/30/20 % Fee-Related Earnings (“FRE”) (2022E)

Blue Owl has a Highly Differentiated Financial Profile

✓ Blue Owl compares favorably to public alternative asset management universe

Blue Owl in Context

	Blue Owl		Higher-Growth, FRE-Centric Firms	Diversified Alt. Managers
FRE-Centricity	100%	'22 FRE as % of DE	'22E FRE as % of DE: **72%**	'22 FRE as % of DE: **57%**
DE Growth	65% / 33%	'20-'22 DE / L-T DE CAGRS[1]	'20-'22 DE CAGR: **22%** L-T DE CAGR: **17%**[1]	'20-'22 DE CAGR: **20%** L-T DE CAGR: **14%**[1]
Visibility of Earnings Growth	*Very High* 82%	% of '20-'22 DE Growth from Existing Funds[2] + Fee Waiver Expiry	Relatively High	Relatively High
Permanence of Capital	92%	Permanent Capital as % of AUM	Permanent Capital as % of AUM: **Nothing of substance**[3]	Permanent Capital as % of AUM: **20%**[4]
Relative Margins	67%	'22 P-T Op. Margin[5]	'22 P-T Op. Margin: **53%**	'22 P-T Op. Margin: **51%**

Source: Company filings, IBES and GS Research as of 12/18/20
Note: Higher-Growth, FRE-Centric Firms includes EQT, HLNE, PGHN and STEP. Public Diversified Alternative Firms includes APO, ARES, BX, CG and KKR
(1) Represents 2020 – 2025E after-tax DE CAGR for Blue Owl and IBES estimates for peers; Represents FY2021E – 2023E EPS CAGR for HLNE and STEP and 5-year EPS CAGR for other peers
(2) Assumes Dyal Fund V raises $9 billion in total commitments
(3) Statistic not reported by firms in the cohort; permanent capital funds are generally not a significant portion of AUM for these businesses
(4) KKR pro forma for announced acquisition of Global Atlantic within the peer set
(5) Based on pre-tax distributable earnings before minority interest for Blue Owl

11

II. Business OverviewsII. Business Overviews

Direct Lending | Key Highlights

✓ Blue Owl is one of the leading direct lending platforms managed by a seasoned executive team

Scale

- Robust proprietary deal flow driven by an extensive network of sponsors
- Significant backing from highly sophisticated investors
- Deep bench of experienced investment professionals

$23.7bn
Assets Under Management

Alignment

- Not affiliated with a controlling equity sponsor
- Entire investment team is focused on direct lending
- Relationship-oriented approach at all levels

$465m+
Owl Rock Executive and Employee Capital Commitments

Track Record

- Demonstrated ability to source proprietary investment opportunities with $24bn in originations
- Strong credit performance across the platform with below market payment defaults
- Successfully listed Owl Rock Capital Corporation ("ORCC") on NYSE[1]

11.8%
IRR on Realized Investments Since Inception

Experience

- Founders: Douglas Ostrover, Marc Lipschultz and Craig Packer
- Senior executive roles at GSO / Blackstone, KKR and Goldman Sachs
- Extensive experience building and managing investment businesses

25+
Each of Co-Founder's Years of Experience

Note: As of 9/30/20. Direct Lending does not include Dyal Financing Fund, which is included in GP Capital Solutions. **Past performance is not a guarantee of future results.** Internal Rate of Return ("IRR") only reflects fully realized investments for Owl Rock's diversified lending, first lien and technology lending strategies and would be different (and potentially higher or lower) if the IRR on unrealized investments were factored into the calculations. In addition, as the IRR shown only represents the IRR on investments, it does not include the impact of management and incentive fees or fund level expenses, including taxes, which would be borne by Owl Rock funds or their shareholders. As such an actual investor in the Owl Rock Funds would have achieved an IRR on its realized investments lower than the one shown

(1) Listed on 7/17/19

13

Direct Lending | Platform Breakdown

✓ Complementary verticals that leverage existing origination and underwriting functions

	$23.7bn Assets Under Management			
	Diversified Lending	First Lien Lending	Technology Lending	Opportunistic Lending
Funds	ORCC, ORCC II, ORCC III, ORDL, ORCIC	First Lien Fund, Managed Accounts	Tech. Finance Corp.	Opportunistic Fund, Managed Accounts
Assets Under Management(1)	$15.2 billion(2)	$2.9 billion	$4.5 billion	$1.0 billion
Structure(s)	Public, Private, and non-traded BDCs, Limited Partnership	Limited Partnership, Managed Accounts	Private BDC	Limited Partnership, Managed Accounts
Commencement of Strategy	ORCC / ORCC II: 2016 / 2017 ORCC III / ORDL 2020: 2020 ORCIC: 2021	2018	2018	2020
Equity Raised	ORCC: $5.9 billion ORCC II: $1.2 billion ORCC III: $1.2 billion(1)	$1.6 billion	$3.0 billion	$1.0 billion
Focus	• Private equity sponsored companies and other corporate situations • Directly originated senior secured, floating rate loans (first lien, second lien, unitranche)	• Private equity sponsored companies and other corporate situations • Directly originated senior secured, floating rate first lien loans	• Private equity and late stage venture capital sponsored companies and other corporate situations • Directly originated debt and equity investments in U.S. companies in the technology sector	• Private equity sponsored companies and other corporate situations • Directly originated debt and equity investments in U.S. companies facing challenges

Note: As of 9/30/20. **Past performance is not a guarantee of future results**
(1) AUM may not sum due to rounding
(2) Represents the total capital commitments provided by investors, the total accepted by ORCC III is a lower amount

14

GP Capital Solutions | Key Highlights

✓ Blue Owl is a leading provider of capital solutions to private markets managers

Size & Scale

- Strong and extensive relationships across the alternative asset management ecosystem
- Large base of stable capital facilitates partnership with leading alternative managers
- Recognized as a market leader in the GP-stake universe

$23.3bn
Assets Under Management[(1)]

Long-Term Partner

- Permanent capital enables formation of stable, value-added partnerships
- 34-person Business Services Platform team collaborates with partner managers to achieve their unique business goals by offering a range of advisory services and capital strategies to support growth

100%
Permanent Capital

Experience

- Founder: Michael Rees
- Average 18 years of experience across senior management team
- Completed 57 equity and debt transactions across 49 managers

10+
Years of Team Experience Executing Minority Partnership Strategy

Note: (1) As of 11/30/20; Includes closed commitments of $1.4bn from Dyal Fund V as of November 2020

15

GP Capital Solutions | Platform Breakdown

✓ Complementary strategies providing a range of solutions to capital-constrained ecosystems

	EXISTING STRATEGIES		NEWLY LAUNCHED STRATEGIES	
	ALTERNATIVE MANAGER GP STAKES	PRIVATE EQUITY GP FINANCING	CO-INVESTMENTS & STRUCTURED EQUITY	PROFESSIONAL SPORTS MINORITY STAKES
FUNDS	Funds I-V	Financing Fund (DFF)	Strategic Capital	HomeCourt Partners
MANDATE	Funds I-II: Primarily hedge fund minority stakes Funds III-V: Primarily private equity minority stakes	Long-term financing to private alternative asset managers	Minority equity investments in portfolio companies of private equity partners	NBA franchise minority equity stakes
STRUCTURE	Closed-End Permanent Capital Fund	Open-Ended Permanent Capital Fund	Open-Ended Permanent Capital Fund	Open-Ended Permanent Capital Fund
COMMITTED CAPITAL / INITIAL INVESTMENT CAPACITY	$19.2bn[1]	Expected Initial Investment Capacity of $3.0bn	Expected Initial Investment Capacity of $3.0bn	Expected Initial Investment Capacity of $2.0bn
COMMENCEMENT OF STRATEGY	2010	2019		
# OF PARTNERSHIPS	49	3		

Note: Strategic Capital and HomeCourt Partners are expected new strategies of the Dyal business. There can be no assurance that such strategies will launch as expected
(1) Includes closed commitments from Dyal Fund V of $1.4bn as of November 2020; excludes co-investments

16

GP Capital Solutions | Leading Competitive Position

✓ Proven leader in providing capital solutions with emphasis on long-term partnerships and alignment of interests

Proven Experience

Over 60 equity and debt transactions which includes five transactions at previous firm

Stable Capital

Allows for long-term partnerships with leading alternative asset managers

Strategic Partnerships

More than just a financial transaction; value-added partnership from our Business Services Platform

Alignment Focused

Strive for maximum alignment of interest with Partner Managers

Large Cap Focus

Primarily focused on acquiring stakes in large, multi-product private equity platforms

Size & Scale

Fund III and IV managers median AUM of $20.4bn, and average of 344 employees and 20 year track records

AVERAGE UNDERLYING PE FIRM AUM[(1)(2)]



Large Cap Buyers
SMID Cap Buyers
Small Cap Buyers
Blue Owl
Goldman Sachs
Blackstone
Other Competitors(3)
$0 billion
$18+ billion

Note: Information as of September 2020, except for aggregate AUM for Fund III and IV Partners which is as of June 30, 2020
(1) Average underlying PE firm AUM is based on publicly announced deals; Does not include non-public deals from these firms, the inclusion of which might impact the results shown
(2) Dyal deals based on both publicly announced and non-public deals
(3) Includes publicly announced deals by Wafra, Stonyrock, AMG and RDV

17

III. Blue Owl Financial HighlightsIII. Blue Owl Financial Highlights

Blue Owl | Summary Combined Projections

$ in millions	Adjusted[1] 2020E	Projections for Year Ending December 31, 2021E	2022E	2023E	2024E	2025E
Revenues						
Management Fee-Related Revenue[2]	$668	$956	$1,155	$1,309	$1,664	$1,785
Expenses						
Compensation[3]	$152	$238	$295	$352	$418	$469
G&A	91	93	70	67	78	91
Adj. Total Expenses[4]	$243	$331	$365	$419	$495	$561
Earnings						
EBITDA[5]	$425	$624	$790	$890	$1,169	$1,224
(−) Interest Expense	(20)	(20)	(20)	(20)	(20)	(20)
Pre-Tax Distributable Earnings	$405	$604	$770	$870	$1,148	$1,204
(−) Minority Interest	(1)	(11)	(22)	(35)	(54)	(67)
Pre-Tax Distributable Earnings to Common	$405	$593	$748	$835	$1,095	$1,137
(−) Income Taxes[6]	(101)	(148)	(187)	(209)	(274)	(284)
Distributable Earnings to Common	**$304**	**$445**	**$561**	**$626**	**$821**	**$853**
Key Metrics						
FRE as a % of Total Earnings	100%	100%	100%	100%	100%	100%
EBITDA Margin	64%	65%	68%	68%	70%	69%
Memo: Accrued Carry[7]	*$0*	*$4*	*$19*	*$36*	*$49*	*$73*

Note: Blue Owl projections assume the combination of standalone estimated management cash projections for Owl Rock and Dyal, with incremental middle / back-office costs as described below

For purposes of this presentation, metrics are represented on a cash basis

(1) Excludes impact of fee waiver which represents $131m for revenue and EBITDA and $98m (post-tax) for distributable earnings to common; fee waiver expired in October 2020; (2) Includes BDC Part I Fees and other; (3) Includes additional compensation expense for middle / back-office build-out for Blue Owl as a result of the merger; represents $3.0m - $6.7m expense from 2021E to 2025E; (4) Total expenses are adjusted for distribution costs at the time cash payment is expected and represent a non-GAAP measure; (5) Assumes de minimis D&A; (6) Assumes illustrative 25% tax rate; (7) Represents annual carry accrual; carry is not realized during projection period but is expected to materialize in future periods

19

Significant Earnings Power Embedded in Blue Owl Platform

✓ Deployment of capital already raised and contractual fee-rate increases creates significant earnings power

BLUE OWL EARNINGS FROM AUM ALREADY RAISED[1] ($m)



Reflects net impact from Dyal Fund V[3]; first close occurred in November 2020
$602
Reflects impact from fee-rate increases upon IPO for key funds
$83
$145
$304
$71
Reflects net impact from deployment potential built-into current AUM
2020E Adj. Earnings[2]
Impact from Full Fee Rates
Impact from Full Deployment
Current Earnings Power

Note: Blue Owl projections assume the combination of standalone estimated management cash projections for Owl Rock and Dyal, with incremental middle / back-office costs as previously described

For purposes of this presentation, metrics are represented on a cash basis

(1) Impact to earnings assumes 66% pre-tax margin and illustrative 25% tax rate

(2) Excludes impact of $98m post-tax fee waiver, which expired in October 2020

(3) Assumes Dyal Fund V raises $9 billion in total commitments

20

Bridge to 2022E Earnings

✓ Earnings growth reflects the benefit of launch of Dyal Fund V and continued development of existing funds

ILLUSTRATIVE BRIDGE TO 2022E EARNINGS ($m)



EBITDA Margin: 63.7%(1)
EBITDA Margin: 65.3%
EBITDA Margin: 68.4%
$304
$98
Fee Waiver Expiry
$206
2020 Earnings
Reflects impact of continued deployment in existing funds
$49
Reflects Dyal Fund V (target $9bn); fundraising in progress; first close occurred in November 2020
$74
$8
Includes First Lien II, Tech Growth, Co-Invest, HomeCourt & Strategic Capital
$10
$445
Reflects mgmt. fee increase to 1.50% and incentive fee increase to 17.5% and continued deployment
$33
$38
Reflects impact of continued deployment in existing funds
$37
$9
$561
2020E Adj. Earnings(1)
Existing Funds
Dyal Fund V
Other New Funds
Other
2021E Earnings
ORTF
Existing Funds
Funds Launched in 2021(2)
Other
2022E Earnings

Note: Blue Owl projections assume the combination of standalone estimated management cash projections for Owl Rock and Dyal, with incremental middle / back-office costs as previously described

For purposes of this presentation, metrics are represented on a cash basis

(1) Excludes impact of $98m post-tax fee-waiver, which expired in October 2020

(2) Includes Owl Rock Co-Invest Fund launched in Q1'22, generated estimated ~$1.6m earnings in 2022E

21

Blue Owl's High-Growth, FRE-Focused Earnings Profile

✓ Highly-attractive business model focused on strong growth, FRE generation, and best-in-class margins

ORGANIC AUM GROWTH ($bn)[1]



Total CAGR: 23.8%
$47.2
$74.4
$87.7
$99.2
$120.4
$137.2
2020E
2021E
2022E
2023E
2024E
2025E

TOTAL REVENUES ($m)



Management Fee Revenue (%)(2)
100%
100%
100%
100%
100%
100%
$668
$956
$1,155
$1,309
$1,664
$1,785
43%
57%
48%
52%
42%
58%
39%
61%
42%
58%
37%
63%
2020E(3)
2021E
2022E
2023E
2024E
2025E
Owl Rock(2)
Dyal

EBITDA ($m)



EBITDA Margin (%)
63.7%
65.3%
68.4%
68.0%
70.2%
68.6%
$425
$624
$790
$890
$1,169
$1,224
2020E(3)
2021E
2022E
2023E
2024E
2025E

DISTRIBUTABLE EARNINGS TO COMMON ($m)[5]



Illustrative Dividends at 75% Payout ($)
$154m
$334m
$421m
$470m
$616m
$640m
Total CAGR: 32.9%
$206
$445
$561
$626
$821
$853
2020E(4)
2021E
2022E
2023E
2024E
2025E

Note: Blue Owl projections assume the combination of standalone estimated management cash projections for Owl Rock and Dyal, with incremental middle / back-office costs as previously described

For purposes of this presentation, metrics are represented on a cash basis

(1) Projected AUM for GP Capital Solutions excludes co-investments
(2) Includes BDC Part I Fees and other fees
(3) Excludes impact of $131m pre-tax fee waiver, which expired in October 2020
(4) Includes impact of $98m post-tax fee waiver, which expired in October 2020; CAGR excluding impact of fee-waiver is 22.9%
(5) Assumes illustrative 25% tax rate

22

IV. Transaction SummaryIV. Transaction Summary

Senior Leadership









Doug Ostrover
CEO

- Co-Founder and CEO of Owl Rock Capital Partners and a member of the Advisors' Investment Committee
- Co-CIO of Owl Rock Capital Advisors
- Prior to founding Owl Rock, was one of the founders of GSO Capital Partners and a Senior Managing Director at Blackstone
- 25+ years of experience

Marc Lipschultz
Co-President

- Co-Founder and President of Owl Rock Capital Partners
- Co-CIO of Owl Rock Capital Advisors
- Prior to founding Owl Rock, spent more than two decades at KKR, serving on the firm's Management Committee and as the Global Head of Energy and Infrastructure
- 25+ years of experience

Michael Rees
Co-President

- Managing Director and Head of Dyal Capital Partners and a member of Neuberger Berman's Partnership Committee
- Prior to founding Dyal, was a founding employee and shareholder of Neuberger Berman Group and the first Chief Operating Officer of the NB Alternatives business
- 20+ years of experience

Alan Kirshenbaum
CFO

- Chief Operating Officer & Chief Financial Officer of Owl Rock Capital Partners, ORCC, ORTF and Owl Rock Capital Advisors, as well as the Chief Operating Officer of ORCC III
- Prior to Owl Rock, was the CFO of TPG Specialty Lending, Inc.
- 25+ years of experience

24

Overview of Altimar Acquisition Corporation

✓ Altimar is sponsored by an affiliate of HPS Investment Partners ("HPS"), a natural partner for Blue Owl with a proven track record in the alternative asset management industry and experienced leadership

ALTIMAR ACQUISITION CORPORATION

HPS Investment Partners

- Altimar is a $275m SPAC sponsored by an affiliate of HPS Investment Partners, one of the world's largest alternative asset managers
- HPS has ~$67bn of assets under management[1] and invests in various strategies across the capital structure

Proven SPAC Track Record

- HPS has valuable experience with SPACs, including with the capital raising and business combination process, via HPS's co-sponsorship of Trine Acquisition Corp. and its business combination with Desktop Metal (NYSE: DM)[2]

Experienced Leadership

- HPS is led by Scott Kapnick (Governing Partner and CEO), former Partner and Co-Head of Investment Banking at G.S.
- Altimar CEO, Tom Wasserman, is a career Growth Equity investor and led HPS's co-sponsorship of Trine Acquisition Corp.
- Altimar's team of Directors has a diverse set of backgrounds across a variety of industries

HPS Value Add

- As a leader in the alternative asset management industry, HPS has deep industry expertise and is uniquely positioned to support Blue Owl
- HPS employs an active approach to help its partners' business development efforts to drive top line growth
- Track record of supporting businesses through their lifecycles with capital investments and business development support

HPS INVESTMENT PARTNERS KEY STATS[1]

AUM	Employees	# of Offices
$47bn Private Credit $20bn Public Credit	150+ Investment Professionals 380+ Total Employees	12 Offices Globally

HPS SPAC EXPERIENCE | TRINE + DESKTOP METAL

- In August 2020, Trine, a $300m SPAC co-sponsored by HPS, announced its merger with Desktop Metal, a leader in mass production and turnkey additive manufacturing solutions
  - Transaction closed in December 2020
  - Desktop Metal (NYSE: DM) has been well received by the market
- Transaction introduced Desktop Metal as a publicly listed company
  - Entry enterprise value of $1.8bn
  - Represents 1.9x the company's 2025E Revenue of $942m
- Raised $575m, including $300m from Trine's cash in trust and $275m from leading institutional investors in a PIPE
  - Will support Desktop Metal's commercialization of its next-gen 3D printing systems
- Select investors that participated in the PIPE include Miller Value Partners (Bill Miller), XN, Baron Capital Group, Chamath Palihapitiya, JB Straubel (ex-Tesla CTO), and HPS (as an anchor)

Note: (1) AUM as of December 1, 2020; Employees as of November 30, 2020
(2) Trine was co-sponsored by HPS and an entity controlled by Leo Hindery, Jr.

25

Transaction Summary

KEY TRANSACTION TERMS

- Altimar Acquisition Corp. ("ATAC") is purchasing interests of Blue Owl at a pre-money equity valuation of approximately $12.15 billion
- Blue Owl equityholders will retain $10.7 billion in equity, resulting in pro forma economic ownership of 85%
- $1,450 million of cash proceeds to existing equityholders including
  - $350m to certain third-party Owl Rock investors
  - $1,100m to Neuberger Berman, representing partial sale of its interests
  - Founders / management to retain their existing ownership interests
- 100m share earnout structured for the benefit of existing shareholders, vesting in two equal tranches at $12.50 / $15.00 per share
- Additional investors to invest $1,500 million of new capital through a private placement
- Following the transaction, up to $175 million in cash will be available to reduce net debt, and fund operations and future growth

SOURCES & USES

Sources ($m)	$	%
SPAC Cash-in-Trust	$275	2.2%
PIPE Financing	1,500	12.0%
Blue Owl Equity Rollover	10,700	85.8%
Total Sources	**$12,475**	**100.0%**

Uses ($m)	$	%
Blue Owl Equity Rollover	$10,700	85.8%
Secondary Purchases	1,450	11.6%
Cash to Balance Sheet	175	1.4%
Transaction Expenses	150	1.2%
Total Uses	**$12,475**	**100.0%**

PRO FORMA ECONOMIC OWNERSHIP AT CLOSE(1)



PIPE Shares
12%
Sponsor Shares(2)
0.4%
Blue Owl Founders / Management
24%
SPAC Shares
2%
Other Blue Owl Existing Shareholders
28%
Neuberger Berman(3)
34%

PRO FORMA CAPITALIZATION

	Post-Transaction Capitalization ($m)
Pro Forma Enterprise Value(4)	$12,702
Pro Forma Market Capitalization	$12,521
Price / '21E After-Tax DE to Common	28.1x
Price / '22E After-Tax DE to Common	22.3x

Note: (1) Pro forma economic ownership at close assumes illustrative price of $10.00 per share
(2) Assumes 33.3% of sponsor shares forfeited upon closing
(3) Based on estimated ownership split in Dyal prior to transaction of 80% / 20% for Neuberger Berman / Dyal Management, respectively
(4) Pro forma enterprise value calculated as pro forma market capitalization plus $181m of net debt

26

Capital Structure & Dividend Policy Summary

✓ Blue Owl expects to maintain a conservative capital structure and an attractive dividend policy

CAPITAL STRUCTURE



0.5x
Normal Target Range
1.0x
Net Debt / EBITDA

- ✓ *Work towards a solid investment grade rating*
- ✓ *Establish limited amount of long-term debt*
- ✓ *Target Net Debt / EBITDA of 1.0x*

DIVIDEND POLICY



CAGR: 18.7%
$334
$421
$470
2021E
2022E
2023E
Illustrative Dividends ($m)(1)

- *Illustrative '21E Dividend Yield @ $10 per share[2]:* ***2.7%***

- ✓ *Blue Owl plans to have an attractive (60 – 90%) dividend payout ratio*
- ✓ *Seeks to grow earnings and dividends by more than 18% on a compounded annual basis from 2021E – 2023E*

Note: (1) Illustrative dividends assume 75% dividend payout ratio on After-Tax Distributable Earnings to Common
(2) Assumes 75% dividend payout ratio; implies dividend per share of $0.27 assuming 1,252m shares outstanding

27

Governance Summary CORPORATE STRUCTURE INITIAL BOARD COMPOSITION § Up-C structure including PubCo and two newly-formed limited partnerships, Blue Owl and Blue Owl Carry § SPAC shares, including those offered in the PIPE, represent Independent Directors 3 ownership interest in PubCo § Customary TRA arrangement will entitle sellers to receive 85% of realized tax savings resulting from certain tax benefits, including the impact of sales, exchanges and redemptions (and certain transactions occurring in connection with the closing) on PubCo’s tax basis Owl Rock-Appointed Directors 3 MULTI-CLASS SHARE STRUCTURE § 4 Owl Rock and 3 Dyal principals will directly or indirectly hold high-vote shares in PubCo Dyal-Appointed Directors § These shares will collectively control 90% of the voting power in 2 PubCo § High-vote shares will automatically convert to single-vote shares upon customary terms (e.g., upon certain transfers) Neuberger Berman-Appointed Director 1 28Governance Summary CORPORATE STRUCTURE INITIAL BOARD COMPOSITION § Up-C structure including PubCo and two newly-formed limited partnerships, Blue Owl and Blue Owl Carry § SPAC shares, including those offered in the PIPE, represent Independent Directors 3 ownership interest in PubCo § Customary TRA arrangement will entitle sellers to receive 85% of realized tax savings resulting from certain tax benefits, including the impact of sales, exchanges and redemptions (and certain transactions occurring in connection with the closing) on PubCo’s tax basis Owl Rock-Appointed Directors 3 MULTI-CLASS SHARE STRUCTURE § 4 Owl Rock and 3 Dyal principals will directly or indirectly hold high-vote shares in PubCo Dyal-Appointed Directors § These shares will collectively control 90% of the voting power in 2 PubCo § High-vote shares will automatically convert to single-vote shares upon customary terms (e.g., upon certain transfers) Neuberger Berman-Appointed Director 1 28

AppendixAppendix

High-Quality Portfolio Outperforms Relative to Peers

		Non-Accruals			FV / Par <80%[1]						
Company	Total Assets ($bn)	# of Portfolio Companies	% of Portfolio Companies	% of Total Portfolio Cost	# of Portfolio Companies	% of Portfolio Companies	% of Portfolio Rated Below Internal Expectations[2]	Pre-2017 Vintage as % of Debt Portfolio[3]	% of Portfolio 1st Lien	Debt / Equity	Change in NAV Since 12/31/19
Ares Capital Corporation	$15.0	42	12%	5%	19	8%	20%	23%	45%	1.1x	(5%)
OWL ROCK CAPITAL CORP.	**10.2**	**2**	**2%**	**2%**	**2**	**2%**	**12%**	**7%**	**79%**	**0.7x**[4]	**(4%)**
FS KKR Capital Corp. II	7.8	13	8%	9%	27	22%	15%	33%	67%	0.8x	(16%)
FS KKR Capital Corp.	7.1	16	9%	8%	22	18%	13%	39%	54%	1.3x	(20%)
Golub Capital BDC, Inc.	4.4	9	4%	2%	18	8%	21%	39%	97%	0.8x	(11%)
New Mountain Finance Corporation	3.0	5	5%	4%	4	4%	9%	14%	57%	1.5x	(8%)
Main Street Capital Corp.	2.7	12	7%	7%	18	12%	NA	30%	71%	0.8x	(10%)
Apollo Investment Corporation	2.7	7	5%	5%	10	8%	NA	20%	86%	1.6x	(15%)
Bain Capital Specialty Finance Inc.	2.6	1	1%	0%	12	12%	13%	0%	87%	1.4x	(16%)
OWL ROCK TECHNOLOGY FINANCE	**2.5**	**0**	**0%**	**0%**	**0**	**0%**	**3%**	**0%**	**74%**	**0.7x**	**(0%)**
Hercules Capital, Inc.	2.5	5	3%	2%	2	2%	36%	9%	86%	1.1x	(3%)
Sixth Street Specialty Lending, Inc.	2.1	3	4%	2%	6	9%	4%	6%	95%	0.8x	0%
TCG BDC, Inc.	2.0	5	4%	6%	9	9%	28%	26%	69%	1.2x	(9%)
Solar Capital Ltd.	2.0	0	0%	0%	0	0%	NA	12%	91%	0.6x	(6%)
OWL ROCK CAPITAL CORP. II	**1.9**	**2**	**2%**	**2%**	**2**	**2%**	**9%**	**0%**	**79%**	**0.6x**	**(3%)**
BlackRock TCP Capital Corp.	1.7	5	5%	2%	6	7%	NA	27%	82%	1.3x	(4%)
Oaktree Specialty Lending Corp.	1.6	2	2%	1%	6	7%	NA	13%	62%	0.8x	(2%)
Goldman Sachs BDC, Inc.	1.6	5	5%	1%	8	8%	16%	9%	76%	1.5x	(8%)
Barings BDC	1.2	0	0%	0%	11	9%	NA	0%	92%	1.3x	(6%)
PennantPark Floating Rate Capital	1.1	3	3%	2%	12	13%	NA	21%	89%	1.4x	(5%)
PennantPark Investment Corp.	1.1	2	2%	5%	10	21%	NA	15%	41%	1.1x	(11%)
Average		**7**	**4%**	**3%**	**10**	**9%**	**15%**	**16%**	**75%**	**1.1x**	**(8%)**

Source: BDC Collateral, Wells Fargo, Company filings and Wall Street research
Note: As of 9/30/20 unless otherwise noted. Includes publicly-traded BDCs with total assets >$1bn, as well as ORTF and ORCC II; NA: Not available
(1) Excludes revolvers, delayed draw term loans, letters of credit, and positions marked at 0 or NA
(2) Based on fair value; Internal expectations are based on BDC-manager ratings as available in their respective financial statements; Includes investments rated below equivalent of ORCC 2-rating
(3) Metrics per Wells Fargo "4Q20 BDC Scorecard" published 9/11/20; Data as of 6/30/20
(4) Represents Net Debt / Equity

30

Peer Operating Benchmarking

✓ Blue Owl is a clear positive outlier vis-à-vis other comparables

		Blue Owl	EQT	Hamilton Lane	Partners Group	StepStone	Higher-Growth, FRE-Centric Median	Ares	Apollo	Blackstone	The Carlyle Group	KKR[(1)(2)]	U.S. Div. Pub. Alts. Median	GCM Grosvenor
			Higher-Growth, FRE-Centric Firms					Broadly Diversified, Public Alternative Firms						Other
AUM	AUM ($bn)[(3)]	**$47**	$55	$73	$96	$72	$72	$179	$433	$584	$230	$234	$234	$59
AUM	'20-'22 AUM CAGR[(4)]	**36.3 %**	(2.2)%	9.9 %	10.9 %	19.8 %	10.4 %	12.2 %	9.9 %	13.0 %	10.1 %	13.7 %	12.2 %	11.2 %
AUM	FEAUM / AUM[(3)]	**81.9**	100.0	53.8	ND	61.5	61.5	62.9	77.6	76.1	72.4	75.8	75.8	85.2

Business Mix


'20 AUM[(4)]
Blue Owl: 43% / 57%
EQT: 12% / 48% / 41%
Hamilton Lane: Primarily Private Equity
Partners Group: 23% / 46% / 31%
StepStone: 16% / 44% / 40%
Higher-Growth, FRE-Centric Median: Range of Business Mixes
Ares: 4% / 16% / 72%
Apollo: 10% / 18% / 72%
Blackstone: 13% / 33% / 24% / 30%
The Carlyle Group: 17% / 37% / 23% / 23%
KKR: 13% / 37% / 18% / 32%
U.S. Div. Pub. Alts. Median: Range of Business Mixes
GCM Grosvenor: 45% / 55%
Credit
Private Equity
Real Assets / Real Estate
Other
'22 FRE / Realized PRE
Blue Owl: 100%
EQT: 38% / 62%
Hamilton Lane: 18% / 82%
Partners Group: 26% / 74%
StepStone: 29% / 71%
Higher-Growth, FRE-Centric Median: 28% / 72%
Ares: 24% / 76%
Apollo: 25% / 75%
Blackstone: 43% / 57%
The Carlyle Group: 59% / 41%
KKR: 50% / 50%
U.S. Div. Pub. Alts. Median: 43% / 57%
GCM Grosvenor: 7% / 93%(8)
FRE
Realized PRE

		Blue Owl	EQT	Hamilton Lane	Partners Group	StepStone	Higher-Growth, FRE-Centric Median	Ares	Apollo	Blackstone	The Carlyle Group	KKR	U.S. Div. Pub. Alts. Median	GCM Grosvenor
Earnings Growth	'20-'22 DE CAGR[(5)]	**65.1 %**	67.9 %	13.1 %	25.2 %	19.8 %	22.5 %	20.1 %	31.4 %	22.5 %	18.7 %	20.0 %	20.1 %	17.8 %
Earnings Growth	Long-Term DE CAGR[(6)]	**32.9**	41.1	14.8	3.5	19.9	17.4	16.6	6.3	13.5	14.5	12.3	13.5	ND
Profitability	'20 Pre-Tax Operating Margin[(7)]	**41.1**	35.6	48.7	59.6	32.8	42.1	33.3	46.5	54.5	31.1	45.8	45.8	28.3
Profitability	'22 Pre-Tax Operating Margin[(7)]	**66.6**	60.4	46.2	64.2	34.5	53.3	39.8	53.8	58.5	38.1	50.7	50.7	38.2

Source: Company filings, IBES and GS Research as of 12/18/20

Note: (1) Assumes 40% compensation ratio for realized performance income; (2) Shown on standalone basis (excl. pending Global Atlantic acquisition); (3) As of 12/31/20 for Blue Owl, 6/30/20 for PGHN and 9/30/20 for other firms; (4) Based on fee-earning AUM for HLNE, STEP and GCM Grosvenor; GCM Grosvenor discloses private markets and public markets AUM, classified here as Private Equity and Other, respectively; (5) Based on after-tax DE for Blue Owl, adjusted cash EPS for EQT, HLNE, PGHN and STEP, realized income per share for ARES and DE per share for rest of peers; (6) Represents 2020 – 2025E after-tax DE CAGR for Blue Owl and IBES estimates for peers; Represents FY2021E – 2023E EPS CAGR for HLNE and STEP and 5-year EPS CAGR for other peers; (7) Based on pre-tax distributable earnings before minority interest for Blue Owl; (8) GCM Grosvenor FRE / PRE mix based on revenue mix due to limited expense detail provided

31

Peer Valuation Benchmarking

✓ Given Blue Owl's fundamentals, buyside will focus on higher-growth FRE-centric peers

NTM P/E



40x
30x
20x
10x
0x
NTM-Time Weighted P/E Multiple
34.7x
19.0x
Dec-2017
Dec-2018
Dec-2019
Dec-2020
Higher-Growth, FRE-Centric Firms(1)
Diversified Alt. Mgmt. Firms(2)

SELECT PUBLIC ALTERNATIVE ASSET MANAGEMENT TRADING METRICS

Company	Equity Market Cap ($ in mm)	% of 52 Week High	Calendarized P/E Multiples 2020E	2021E	2022E	Calendarized EV / EBITDA Multiples 2020E	2021E	2022E	Dividend Yield 2020E
HG, FRE-Centric — Higher-Growth, FRE-Centric Firms									
Partners Group	$ 30,396	97.7 %	40.0 x	29.7 x	25.5 x	31.3 x	24.9 x	21.5 x	2.6 %
EQT AB	21,868	83.9	85.3	33.4	30.3	63.4	27.2	26.3	1.3
Hamilton Lane	4,288	96.1	40.4	36.0	31.6	31.1	28.3	24.2	3.1
StepStone	3,428	96.0	56.1	47.5	39.1	34.1	31.6	26.7	NA
Median		**96.0 %**	**48.3 x**	**34.7 x**	**30.9 x**	**32.7 x**	**27.8 x**	**25.2 x**	**2.6 %**
Diversified Alt. Mgrs. — Diversified Alt. Mgmt. Firms									
Blackstone	$ 80,331	98.3 %	27.4 x	21.5 x	18.3 x	25.5 x	19.7 x	16.2 x	3.1 %
KKR	35,794	98.4	23.6	19.0	16.3	16.8	13.7	10.9	1.3
Apollo	21,114	86.3	26.5	18.4	15.4	21.4	16.4	13.3	3.9
Ares	13,881	99.2	28.1	22.8	19.4	21.4	15.7	16.6	3.2
Carlyle	11,173	88.2	17.0	14.7	12.1	15.0	12.3	9.9	3.2
Median		**98.3 %**	**26.5 x**	**19.0 x**	**16.3 x**	**21.4 x**	**15.7 x**	**13.3 x**	**3.2 %**
Other — Other Firms									
GCM Grosvenor	$ 2,372	82.6 %	26.7 x	24.4 x	19.2 x	23.0 x	19.3 x	15.5 x	NA

Diversified Alt. Mgmt. Firms Median 2021E FRE Multiple: 25.0x (3)

Source: Company Filings, Bloomberg, IBES, Wall Street Research, Eikon; Market data as of 12/18/20
Note: (1) Higher-Growth, FRE-Centric Firms includes EQT, HLNE, PGHN and STEP
(2) Diversified Alternative Management Firms includes APO, ARES, BX, CG and KKR
(3) Median of all implied 2021E FRE multiples for Diversified Alt. Mgmt. Firms from target prices published by 5 common analysts

32